SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      November 29, 1999
(Date of earliest event reported)  (November 29, 1999)

CTC COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)    Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)

Item 5.  Other Events

On November, 29, 1999, the Registrant issued the following press release:

"CTC Communications Introduces Comprehensive Unified Messaging Capabilities for Growing Base of Customers On Its Integrated Communications Network, IntelliNET"

WALTHAM, Mass.--(Nov. 29, 1999--

--CTC Selects Mirapoint's Platform to Simplify How Businesses Send and Receive Information--

CTC Communications (NASDAQ:CPTL)--a rapidly expanding provider of state-of-the-art integrated communications solutions for medium-to-larger enterprises in the Northeast U.S.--today announced that it will soon deliver a comprehensive suite of unified messaging services to business customers that are 'live' on its Integrated Communications Network, IntelliNET(TM). CTC has selected Mirapoint, Inc., a leading provider of Internet infrastructure solutions, to serve as the base platform for CTC's new unified messaging offering, which simplifies the way businesses send, receive and access information.

In the first phase of implementation, scheduled over the next two months, CTC's unified messaging solution will provide its customers with the ability to send and retrieve voice mail, e-mail, pager and fax messages on a single interface from their PC, laptop or a hand-held mobile device. CTC's Phase I messaging product set will contain business-class e-mail services including personal mailboxes, domain branding, directory services, IMAP4 managed storage (a fully manageable platform) and security screening with built-in virus protection.

CTC anticipates that additional functions will be bundled with its unified messaging service during the year 2000 including, PSTN and wireless gateways, calendars and scheduling capabilities, speech-to-text and text-to-speech functions, as well as other next-generation telecom services.

Commenting on today's announcement, Robert J. Fabbricatore, CTC's Chairman and CEO stated, "CTC recognizes that it is absolutely essential to deliver a comprehensive portfolio of value-added communications solutions to ensure that business customers have instant access to mission-critical information-- anytime and from anywhere. At the same time, these services must be sophisticated enough to offer real value, but also simple enough to use everyday. Mirapoint is the industry leader in unified messaging infrastructures and by utilizing their base platform, CTC believes that it will enable customers to operate more productively and competitively in their respective market segments."

Mirapoint's Internet messaging appliances form the core platform for CTC's unified messaging services to be offered over IntelliNET(TM)--the company's newly launched integrated communications network comprised initially of 22 Cisco-powered hub locations, which provide broadband service in each of the New England States, New York and New Jersey. Representing an investment to date of over $50 million, the network is powered by a suite of Cisco networking products, including IP, frame relay and ATM, and enabled through Accelerated Network's Integrated Access Devices (IADs) installed at CTC customer locations. CTC's IntelliNET(TM) delivers converged, value-added, high-speed Internet, data, video and long distance voice services to its expanding customer base. The company recently announced that it is on pace to have 200 business customer locations "live" on the new network by year-end and will shift into full commercial production at the start of Year 2000.

    About CTC Communications

CTC is a rapidly growing, full-service Integrated Communications Provider
(ICP) delivering converged voice, data, Internet and video solutions to medium and larger business customers in the most robust telecommunications region in the world -- the Washington D.C. to Boston corridor. Recently designated by Bloomberg Personal Finance Magazine as one of the top "one hundred fastest growing U.S. technology companies," CTC currently serves more than 11,000 customers with 226,000+ access lines. Central to the Company's performance and future growth is its Cisco-powered IP+ATM Integrated Communications Network (ICN), named IntelliNET(TM), which is "live," deployed across 8 contiguous states and will shift into full commercial production at the start of Year 2000.

CTC markets its full portfolio of services through its 330 member sales and service representatives located in 28 branch offices throughout the New England States, New York, New Jersey and Maryland. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the northeast and an industry-leading line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com

    About Mirapoint

Mirapoint is the industry leader in providing Internet infrastructure solutions for business communications. Founded in 1997, Mirapoint pioneered the development of purpose-built, application-specific servers known as "messaging server and router appliances." Mirapoint's messaging solutions provide global enterprises and service providers with industry-leading e-mail security, performance and uptime. Mirapoint's solutions also form the ideal platform for all Internet-based messaging applications such as integrated fax, voice and wireless messaging. Based on patent-pending technology, Mirapoint solutions are easy to deploy and provide substantial operating cost savings. Privately held, Mirapoint is headquartered in Cupertino, Calif. (www.mirapoint.com), with a sales presence in North America, Europe and Asia/Pacific. For more information, contact Mirapoint at 800.937.8118 or www.mirapoint.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the Company's ability to provide a suite of unified messaging services utilizing a Mirapoint technology platform, the bundling of additional services in the year 2000, the customer benefits stated and shifting the ICN to full production in the year 2000. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

Contact: John Dinsmore			Alan Russell
Feldman Communications Inc.		CTC Communications
410-571-8900 (t) 				781-522-8731 (t)
JDFelCom@aol.com (e) 			Arussel1@ctcnet.com
www.FeldmanCommunications.com 	www.ctcnet.com"


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration

Dated:  November 29, 1999